As filed with the Securities and Exchange Commission
on April 9, 1998
                                                Registration No. 333-35933
====================================================
                            SECURITIES AND EXCHANGE COMMISSION
                                  WASHINGTON, D.C. 20549
                                 ------------------------
                                 AMENDMENT #3 TO FORM S-1
                                       ON FORM S-11
                                  REGISTRATION STATEMENT
                                           UNDER
                                THE SECURITIES ACT OF 1933

                                --------------------------
                          CENTURY INVESTMENTS INTERNATIONAL INC.
                             ---------------------------------
                               (Exact Name of registrant as
                          specified in its governing instruments

                           Flat H, 14th Floor, Lu Shan Mansion,
                              5 Taikoo Shing Road, Quarry Bay
                                     Hong Kong, China
                                     (852) 2565 8778
                    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices

                                  Bertha Huen, President
                          Century Investments International, Inc.
                            Flat H, 14th Floor, Lu Shan Mansion
                              5 Taikoo Shing Road, Quarry Bay
                                     Hong Kong, China
                                     (852) 2565 8778
                 (Name, address, including zip code, and telephone number,
                        including area code, of agent for service)

Approximate date of commencement of
proposed sale to the public:                         As soon as practicable
                                                     after the effective date
                                                     of this Registration
                                                     Statement.

If this Form is filed to register additional securities for
an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act
registration statement number of the earlier effective
registration statement for the same offering.   [__]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [__]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [__]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [__]

                                 CALCULATION OF REGISTRATION FEE

Title of                Amount           Proposed       Proposed     Amount
Securities              Being            Maximum        Maximum      of Reg-
                        Registered       Offering       Aggregate    istration
                                         Price Per      Offering     Fee
                                         Unit           Price

Shares of
Common Stock,
$.0001 par value        1,000,000        $1.00          $1,000,000    $303
Total                   1,000,000        $1.00          $1,000,000    $303(3)


(1)       There is no current market for the shares.
(2) Estimated solely for the purpose of calculating the registration fee based on Rule 457(f)(2).
(3)       Paid by electronic transfer.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

                           [LEGEND FOR RED HERRING PROSPECTUSES]

The information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

PROSPECTUS

                          CENTURY INVESTMENTS INTERNATIONAL INC.

                             1,000,000 Shares of Common Stock

          This Prospectus is being furnished by Century Investments International Inc., a development stage Delaware corporation (the "Company"), in connection with the registration of 1,000,000 shares of Common Stock of the Company, $.0001 par value per share (the "Shares") for sale by the Company. SEE "PROSPECTUS SUMMARY."

          The Company is a recently formed Delaware corporation, without operations or revenues and with limited capital. The Company intends to build, manage, develop and acquire real property but has not selected any such property to date and the offering is deemed to be blind pool. SEE "THE COMPANY."
All costs incurred in the registration of the securities herein are being borne by the Company.

          THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK.  SEE
"RISK FACTORS" CONTAINED IN THIS PROSPECTUS BEGINNING ON PAGE
7.

* ARBITRARY OFFERING PRICE. The offering price of the Shares offered hereby is $1.00 per Share.
          The offering price of the Shares was determined arbitrarily by the Company and is not necessarily related to asset or book value, net worth or any other established criteria of value.

* MANAGEMENT HAS NO PRIOR EXPERIENCE. Management of the Company has no prior experience in commercial real estate development.

*         CONFLICTS WITH AFFILIATES OF MANAGEMENT.  The
          Company may enter into joint venture agreements with affiliates, including entities affiliated with Management, for the acquisition and development of properties. Since Management determines in which projects the Company will participate, such a policy may result in the Company entering into joint venture arrangements or other arrangements favorable to Management and less favorable to the Company and its shareholders than alternative projects.

*         SELECTION OF PROJECTS WITHOUT SHAREHOLDER INPUT.
          The Company does not own and has not identified any real property or projects in which it will participate. The selection of participation projects is at the discretion of Management without the opportunity for shareholder evaluation or input. Management will be dependent upon its skill or the skill of advisors or consultants in evaluating projects suitable for participation. Management has no prior experience in this area.

* SELECTION OF PROJECTS MAY BE INFLUENCED BY OTHER FACTORS. The Company's President and Secretary/Treasurer, its only officers and its only directors, are associated with other entities with similar investment objectives which may result in such other entities competing with the Company for certain real estate projects. Such officers will be in a position to select in which projects the Company or such other entities will participate presenting a conflict to these officers. The selection of projects in which to participate may be influenced by factors beneficial to such officers, such as on-going project participation or control.

* PENNY STOCK RULES APPLY. The sale of the Shares will be subject to "penny stock" rules that impose additional sales practice requirements on broker-dealers who sell such securities and may limit the ability to sell the Shares or exercise any warrants.

* COMPANY WILL INCUR DEBT. The proceeds from the sale of the Company's Shares may not be sufficient to provide the Company with funds to meet down payment or deposit requirements for the acquisition by the Company of real property. The
          Company will be required to raise additional capital by borrowing or the additional issuance of equity or debt securities. The Company expects that it will incur mortgage loans in addition to other forms of financing on properties in order to acquire properties. There is no limit set by the Company on the amount of such debt or mortgage obligations that the Company can enter into.

* NO TRADING MARKET FOR SHARES. There is no current public trading market for the Shares.
          The proposed operations of the Company are speculative. Given the nature of the offering, the low price of the Shares, and the likely low trading volume of the securities, investors will likely be limited in their ability to sell the Shares.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  Price to       Underwriting Discounts   Proceeds to Company
                  Public         and Commission           or Other Persons

Common Stock      $1.00          N.A.                     $1.00
Total             $1,000,000     N.A.                     $1,000,000


                                   AVAILABLE INFORMATION

          The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on
Form S-11 under the Securities Act with respect to the securities offered hereby. This Prospectus does not contain all the information contained in the Registration Statement.
For further information regarding the Company and the securities offered hereby, reference is made to the Registration Statement, including all exhibits and schedules thereto, which may be inspected without charge at the public reference facilities of the Commission's Washington, D.C. office, 450 Fifth Street, N.W., Washington, D.C. 20549. Each statement contained in this Prospectus with respect to a document filed as an exhibit to the Registration Statement is qualified by reference to the exhibit for its complete terms and conditions.

          The Company will be subject to the informational requirements of the Securities Exchange Act of 1934 ("Exchange Act") and in accordance therewith will file reports and other information with the Commission. Reports, proxy statements and other information filed by the Company can be inspected and copied on the Commission's home page on the World Wide Web at http://www.sec.gov or at the public reference facilities of the Commission, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as the following Regional Offices: 7 World Trade Center, Suite 1300, New York, N.Y. 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois. 60661-2511. Such material can also be inspected at the New York, Boston, Midwest, Pacific and Philadelphia Stock Exchanges. Copies can be obtained from the Commission by mail at prescribed rates. Request should be directed to the Commission's Public Reference Section, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549.

          The Company intends to furnish its stockholders with annual reports containing audited financial statements and such other reports as may be required by law.












           The date of this Prospectus is April ____, 1998.

          FOLLOWING THE COMPLETION OF THIS OFFERING, CERTAIN BROKER-DEALERS MAY BE THE PRINCIPAL MARKET MAKERS FOR THE SECURITIES OFFERED HEREBY. UNDER THESE CIRCUMSTANCES, THE MARKET BID AND ASKED PRICES FOR THE SECURITIES MAY BE SIGNIFICANTLY INFLUENCED BY DECISIONS OF THE MARKET MAKERS TO BUY OR SELL THE SECURITIES FOR THEIR OWN ACCOUNT. NO ASSURANCE CAN BE GIVEN THAT ANY MARKET MAKING ACTIVITIES OF THE MARKET MAKERS, IF COMMENCED, WILL BE CONTINUED.

          FOR A PERIOD OF AT LEAST ONE YEAR FOLLOWING CLOSING OF THIS OFFERING, THE COMPANY WILL BE REQUIRED BY THE SECURITIES EXCHANGE ACT OF 1934 TO FILE PERIODIC REPORTS AND OTHER INFORMATION WITH THE SECURITIES AND EXCHANGE COMMISSION.
SUCH MATERIAL MAY BE INSPECTED AT THE COMMISSION'S PRINCIPAL OFFICES AT JUDICIARY PLAZA, 450 FIFTH STREET, N.W.
WASHINGTON, D.C. 20459 AND COPIES MAY BE OBTAINED ON PAYMENT
OF CERTAIN FEES PRESCRIBED BY THE COMMISSION.  THE COMPANY
WILL FURNISH TO HOLDERS OF ITS COMMON STOCK ANNUAL REPORTS CONTAINING AUDITED FINANCIAL STATEMENTS EXAMINED AND REPORTED UPON, AND WITH AN OPINION EXPRESSED BY AN INDEPENDENT
CERTIFIED PUBLIC ACCOUNTANT. THE COMPANY MAY ISSUE OTHER UNAUDITED INTERIM REPORTS TO ITS SHAREHOLDERS AS IT DEEMS APPROPRIATE.

                                    PROSPECTUS SUMMARY

The following is a summary of certain information contained elsewhere in this Prospectus. Reference is made to, and this summary is qualified by, the more detailed information set forth in this Prospectus, which should be read in its entirety.

THE COMPANY

          Century Investments International Inc. is a development stage corporation incorporated in Delaware on August 8, 1997.
The Company has no operations or revenues and its management has limited experience in commercial real estate acquisition or development.

THE OFFERING

          The offering is a blind pool offering for the acquisition and development of income producing properties in the Far East including China, South Korea, and elsewhere, including the United States. SEE "BUSINESS--Plan of Operation." The Company intends to sell the developed properties or to manage such properties as it determines.
The Company intends to raise capital for its acquisitions through debt obligations such as mortgages, debentures, private placements and/or investor's equity and future stock offerings.

TRANSFER AGENT

          The Company will initially act as transfer agent for the Shares. SEE "DESCRIPTION OF SECURITIES -- Transfer Agent and Registrar."


                                  SELECTED FINANCIAL DATA

The following table sets forth selected financial information concerning the Company as of December 31, 1997:

          Balance Sheet Data:

       Current assets                           $  1,000
       Total assets                             $  1,000
       Stockholders' equity (deficit)           $  1,000


          The selected financial data above is a summary only and has been derived from and is qualified in its entirety by reference to the Company's financial statements and the report related thereto of John MacLean, Certified Public
Accountant, included elsewhere in this Prospectus.  SEE
"EXPERTS" and "FINANCIAL STATEMENTS."


                                        THE COMPANY

          The Company, a development stage company, was incorporated in the State of Delaware on August 8, 1997. The Company has had no operations to date, has received no revenues and its Management has limited experience in real estate acquisition and development. The Company was organized to engage in the acquisition, construction, operation and sale of commercial and industrial properties including property to be developed, property under development or construction, property newly developed or constructed or property with operating histories (the "Properties" or "Property"). The Company will concentrate on Properties located in the Far East including China, Hong Kong, and South Korea as well countries located elsewhere, including the United States. Decisions as to what type and which business opportunities to participate in will be made by Management which may, in most cases pursuant to the Company's by-laws and Certificate of Incorporation and the Delaware General Corporation Law, act without the consent, vote or approval of the Company's shareholders. The Company does not own and Management has not selected or specified any properties as of the date hereof and the offering herein is considered a blind pool.

EMPLOYEES

      The Company presently has two officers and no other employees. The Company does not expect to hire any employees before acquisition of Properties.

OFFICES

          The offices of the Company are located in Hong Kong at Flat H, 14th Floor, Lu Shan Mansion, 5 Taikoo Shing Road,
Quarry Bay, Hong Kong, China.  Its telephone number in Hong
Kong is (852) 2565 8778 and its fax number is (852) 2565
9612.

                                                 RISK FACTORS

THE SECURITIES OFFERED HEREBY ARE SPECULATIVE IN NATURE AND INVOLVE A HIGH DEGREE OF RISK. THE SECURITIES OFFERED HEREBY SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. THEREFORE, EACH PROSPECTIVE INVESTOR SHOULD, PRIOR TO PURCHASE, CONSIDER VERY CAREFULLY THE FOLLOWING RISK FACTORS WHICH DISCUSS THE MATERIAL RISKS RELATING TO INVESTMENT IN THE COMPANY. A POTENTIAL INVESTOR SHOULD ALSO READ THE OTHER INFORMATION SET FORTH ELSEWHERE IN THIS PROSPECTUS AND THE INFORMATION CONTAINED IN THE FINANCIAL STATEMENTS, INCLUDING ALL NOTES THERETO.

RISK FACTORS CONCERNING THE COMPANY'S BUSINESS

THE COMPANY HAS NO OPERATING HISTORY

          The Company, organized on August 8, 1997, is a development stage company, and has not begun operations as of the date of this Prospectus. The Company has no operating history and, accordingly, there is a limited basis, including only such as items as general market demand and experience of Management but no performance or economic history, upon which to evaluate the Company's prospects for achieving its intended business objectives. To date, the Company's efforts have been limited to organizational activities and the preparation of the Registration Statement of which this Prospectus is a part. The Company has limited resources and has had no revenues to date.

          The Company's proposed operations are subject to all of the risks inherent in the establishment of a new business enterprise, including the absence of an operating history.
The likelihood of the success of the Company must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with a new business and the competitive environment in which the Company will operate. No assurance can be given that the operations of the Company will result in any revenues or that the Company will be profitable. SEE "BUSINESS."

SUCCESS OF OPERATIONS DEPENDENT UPON MANAGEMENT'S WHICH HAS
LIMITED PRIOR REAL ESTATE EXPERIENCE

          The ability of the Company to successfully effect its business objectives and to acquire and develop real estate properties will be largely dependent upon the efforts of its Management including Ms. Bertha Huen and Mr. Alan Kwong. The Company's Management has limited experience in owning, constructing, developing or managing properties, including such commercial or industrial properties as
contemplated for acquisition by the Company.   All decisions
with respect to the management of the Company and selection of real estate investments will be made exclusively by Management. Although the Company plans to hire consultants, and professional operating services, there can be no assurance that these outside services will enable the Company to exercise the professional level of management appropriate to its proposed operations.

          Shareholders will not have the opportunity to evaluate the properties that the Company will acquire and must rely on the ability of Management with respect to the acquisition of properties. The Company has not entered into employment agreements or other understandings with any key executives or obtained any "key man" life insurance on their lives. The loss of the services of such key executives could have a material adverse effect on the Company's ability to successfully achieve its business objectives. SEE "BUSINESS" and "MANAGEMENT."

COMPANY MAY NEED ADDITIONAL FINANCING TO COMMENCE OR CONTINUE
OPERATIONS

          The number of Properties and diversification thereof is directly related to the amount of capital raised by the offering, the ability of the Company to obtain funds from other sources, and the initial capital required for particular transactions. The amount of proceeds offered herein may not be sufficient to meet make a deposit or down payment for a selected real estate transaction and the Company may seek additional sources of capital, including an additional offering of its securities or the issuance of debt. There can be no assurance that financing will be available, from any source, or that it will be available on acceptable terms to the Company, or that any future offering of securities will be successful. The Company could suffer adverse consequences if it is unable to obtain additional capital when needed to make a deposit or down payment to acquire real property. SEE "BUSINESS."

CONFLICTS AND COMPETITION FOR PROJECTS AND OPPORTUNITIES FROM
OFFICERS OR DIRECTORS ENGAGED IN OTHER ENTITIES WITH SIMILAR
BUSINESS ACTIVITIES

          Officers and/or directors of the Company and other persons that may be associated with the Company may be engaged in business activities with objectives similar to the Company or involved in real estate projects. In such event, such executives may have a conflict of interest in selecting the real estate investment for the Company. In addition, key executives may be involved in other business activities which may cause conflicts of interest in allocating time between the Company and such other activities. It is possible that business opportunities suitable for the other business interests of Management may pose a conflict of interest in determining whether these opportunities are also suitable for the Company.

          Mr. Kwong may act as a finder for a project or projects suitable for development by the Company or other business entities which entities may present more favorable terms for acting as a finder to Mr. Kwong and in which event Mr. Kwong may present such opportunities to such other business entities before presenting them to the Company. Mr. Kwong is a 60% partner in Central Ocean International, a Hong Kong company formed in 1993. Central Ocean International entered into an initial joint venture agreement with a Chinese government-owned development company to develop "Royal
Plaza", a commercial/residential/hotel complex site in the City of Chengdu, China. Global Pacific Enterprises, a
British Columbia corporation, was formed to raise capital and to develop Royal Plaza project. Mr. Kwong is the president, a director and 18% shareholder of Global Pacific Enterprises. Pursuant to the joint venture agreement, Global Pacific Enterprises is required to contribute approximately
$6,000,000 to the joint venture project by mid-1998 in order to continue as a joint venturer in the project. Global
Pacific Enterprises has filed a registration statement with the United States Securities and Exchange Commission to offer and sell its securities to pay the expenses of its search for such funding. If Global Pacific Enterprises is unable to raise sufficient funds it may determine to seek alternate joint venture projects. Such projects may conflict with projects being sought by the Company.

          As the majority owner of Central Ocean International, Ltd., Mr. Kwong may be presented with real estate development or investment opportunities suitable for the Company as well as Central Ocean International. If such a conflict should arise, Mr. Kwong would use his best business judgment to present the opportunity to the entity most to likely to be able to participate in such an opportunity. Investors should be aware that if such a conflict were to arise, Mr. Kwong would be in a position to use his discretion without input from shareholder or other sources.

          In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present certain business opportunities to such corporation. Accordingly, as a result of multiple business affiliations, certain of the Company's directors and its executive officers may have similar legal obligations to present certain business opportunities to other entities. In addition, the Company may enter into one or more joint ventures with third parties or with entities associated with officers or directors of the Company. These joint ventures may be in conflict with the Company in obtaining the rights to acquire or develop certain project opportunities, or in the use of available funds or other resources for such development. There can be no assurance that any of the foregoing conflicts, if such conflicts arise, will be resolved in favor of the Company.

          Mr. Kwong is also the president of Diversified Holdings International, Inc., a Delaware corporation. Diversified Holdings has filed a Form 10-SB with the Securities and Exchange Commission for registration of its common stock under the Securities Exchange Act of 1934. Diversified
Holdings is a blank check company which intends to seek and acquire an interest in a business entity. Diversified
Holdings International, Inc. is seeking such a business entity in any business or industry and is not limited to any specific area. Diversified Holdings International, Inc. may acquire or merge with a real estate company but it is not seeking real estate development or acquisition projects.

NO TRADING MARKET FOR THE COMPANY'S SECURITIES

          There is currently no established public trading market for the Shares. A market maker sponsoring a company's securities is required for listing of securities on any of the public trading markets. The Company does not currently have a market maker to sponsor its securities for listing.
The Company intends to seek a market maker that will sponsor its securities. If such a market maker can be located, the Company anticipates that the Company will apply for admission to quotation of the Shares on the NASD OTC Bulletin Board although there can be no assurance that it will be able to meet the requirements for such quotation or that a market maker will be located. The Company has no arrangements or agreements with any market maker. SEE "DESCRIPTION OF SECURITIES". The Company has no business operations, investments or revenues, and there can be no assurance that such a listing can be obtained or will be obtained once operations and revenues have begun. There can be no assurance that a regular trading market for the Common stock will develop or that, if developed, it will be sustained.
Various factors, such as the Company's operating results, services by competitors, ability to acquire and develop properties, changes in laws, rules or regulations may have a significant impact on the market price of the securities. Further, the market price for the securities of public companies often experience wide fluctuations which are not necessarily related to the operating performance of such public companies.

MANAGEMENT HAS DISCRETION TO USE PROCEEDS WITHOUT SHAREHOLDER
OR OTHER INPUT

          Management of the Company has considerable discretion over the use and expenditure of the proceeds of this offering. The Company intends to use the funds raised in this offering and additional capital (if such can be obtained, of which there is no assurance) for purchase of real property, including making deposits and down payments on projects, and for administrative expenses. SEE "USE OF PROCEEDS". Although the Company does not contemplate changes in the allocated use of proceeds, to the extent the Company finds changes are necessary or appropriate in order to address changed circumstances and/or opportunities,
Management may find it necessary to adjust the use of the Company's capital, including the proceeds of this offering.
As a result of the foregoing, the success of the Company may be substantially dependent upon the discretion and judgment of the management of the Company with respect to the application and allocation of the net proceeds hereof.

NO INVESTOR VOTE ON SELECTION OF PROPERTIES FOR DEVELOPMENT

          Shareholders of the Company will not have an
opportunity to evaluate the specific merits or risks of any prospective real estate investment of the Company. As a result, investors will be dependent on the judgment of Management in connection with the selection of the properties to be acquired or developed. There can be no assurance that determinations ultimately made by Management will permit the
Company to achieve its business objectives.   The number of
Properties that the Company can acquire and the diversification of such properties may be dependent on the amount of proceeds raised herein and by other means and will be reduced if less than the full amount of the offering is raised. Lack of diversification of the Properties will have the effect of increasing the risks associated with an investment in the Shares.

PRESENT STOCKHOLDERS WILL CONTINUE TO CONTROL SHAREHOLDER
VOTE AND ELECTION OF DIRECTORS AFTER OFFERING COMPLETED

          Following the offering (assuming no exercise of the Warrants), Management will own approximately 80% of the issued and outstanding Common Stock. Accordingly, Management will be in a position to elect all of the Company's directors, approve amendments to its Certificate of Incorporation, and otherwise direct the affairs of the Company. SEE DESCRIPTION OF SECURITIES".
COMPETITION FROM LARGER ENTITIES FOR FUNDING AND ACQUISITION
OF PROPERTIES

          The Company will be a relatively small participant in the commercial real estate industry and it will face competition from well financed entities already established and actively engaged in related or identical projects to those in which the Company plans to participate. Many of such entities have significantly greater financial resources, technical expertise and managerial capabilities than the Company and, consequently, the Company may be at a competitive disadvantage. Such companies may not need to obtain financing for targeted transactions and such targets may choose to negotiate with the entities that do not need debt financing. SEE "DESCRIPTION OF BUSINESS - Competition."

COMPANY MAY ISSUE ADDITIONAL SHARES FOR ACQUISITION OF
PROPERTIES; ISSUANCE OF ADDITIONAL SHARES MAY DILUTE VALUE OF
SHAREHOLDERS' STOCK

          The Certificate of Incorporation of the Company authorizes the issuance of a maximum of 100,000,000 shares of Common Stock, $.0001 par value and 20,000,000 shares of non-designated preferred stock. As of the date hereof there are 10,000,000 shares of Common Stock outstanding and no shares of preferred stock outstanding. The Company may issue substantial additional securities, including its common or preferred stock, for the acquisition of Property. Such, or other, future issuance of all or part of the remaining authorized Common Stock may result in substantial dilution in the percentage of the Company's Common Stock held by the Company's then existing shareholders. Moreover, any Common Stock issued in the future may be valued on an arbitrary basis by the Company. The issuance of the Company's shares for future acquisitions may have the effect of diluting the value of shares held by investors, and might have an adverse effect on any trading market, should a trading market develop for the Company's shares. SEE "BUSINESS - Acquisition of Properties."

VALUE OF THE SHARES PURCHASED WILL BE IMMEDIATELY REDUCED
AFTER PURCHASE

          Upon the sale of the Shares offered hereby the investors thereof will own 1,000,000 shares of Common Stock for an aggregate purchase price of $1,000,000 whereas the present shareholders have invested $1,000 for an aggregate of 10,000,000 shares of Common Stock. Investors in the securities offered hereby will suffer immediate and substantial dilution in the value of their shares. SEE "DILUTION".

POSSIBILITY OF ISSUANCE OF PREFERRED STOCK COULD DEPRESS
MARKET PRICE

          The Company has 20,000,000 shares of non-designated preferred stock which it may issue from time to time by action of the Board of Directors. The Board may designate such stock as to voting and other preferences which designations may give the holders of the preferred stock voting control and other preferred rights such as to liquidation and dividends. The authority of the Board to issue such stock without shareholder consent may have a depressive effect on the market price of the Company's Common Stock even prior to any such designation or issuance of the preferred stock.

POTENTIAL ANTI-TAKEOVER EFFECT OF ISSUANCE OF PREFERRED STOCK


          The Board of Directors has the authority, without further approval of the Company's stockholders, to issue preferred stock, having such rights, preferences and privileges as the Board of Directors may determine. Any such issuance of shares of preferred stock, under certain circumstances, could have the effect of delaying or preventing a change in control of the Company or other take-over attempt and could adversely affect the rights of holders of shares of Common Stock and thereby reduce the value of the Common Stock. The designation and issuance of preferred stock favorable to current Management or current shareholders could make the possible takeover of the Company or the removal of Management of the Company more difficult and discourage hostile bids for control of the Company which bids might have provided shareholders with premiums for their shares. Sections 212 and 216 of the General Corporation Law of Delaware ("GCLD") provide that each stockholder shall be entitled to one vote per share, unless otherwise stated in a company's incorporation document or by-laws, and directors shall be elected by a plurality of votes present at a shareholder meeting. The Board of Directors has the authority to set the record date for determination of shareholders entitled to vote at a shareholder meeting.
Section 251 of the GCLD requires a majority vote of shareholders in order to effect a merger or consolidation of a company. Thus the issuance of shares of preferred stock with voting rights may make the obtaining of a majority or plurality vote in favor of a change in control more difficult or impossible to achieve.

COMPANY DOES NOT ANTICIPATE PAYING DIVIDENDS

          Should the proposed operations of the Company be profitable, it is likely that the Company would retain much or all of its earnings in order to finance future growth and expansion. The Company has not and does not presently intend to pay dividends and dividends are unlikely to be paid in the foreseeable future.

FACTORS BEYOND THE COMPANY'S CONTROL

          The Company anticipates that certain of the Properties that it may develop may include hotels, resorts or entertainment centers. If the Company does develop such types of Properties, numerous conditions beyond the Company's control may substantially affect the success of such projects. Such conditions include, but are not limited to, fluctuations in competitive rental rates, weather conditions, travel and touring preferences, political unrest, as well as competition from other tourist oriented businesses. The Company's projects will also be affected by other factors outside its control including the costs and availability of local labor and supplies, transportation of supplies and equipment, and weather conditions inhibiting development or delivery of supplies.

RISKS RELATING TO OPERATING IN CHINA AND ELSEWHERE IN THE FAR
EAST INVESTMENT IN FAR EAST GENERALLY

          The Company anticipates that it will initially focus its development efforts on projects and opportunities located in China and the Far East. Because of government controls and lack of established information systems, information regarding projects in which the Company may participate located in China and the Far East will be difficult for United States investors to obtain and investors may be unable to track the progress of the projects in which the Company is involved. In addition, if the Company begins operations in China or the Far East it will be subject to the risks incident to the ownership and operation of businesses therein. These risks include, among others, the risks of internal political or civil unrest, war, or government restrictions. These risks are dynamic and difficult to quantify. The Company will be subject to the risks normally associated with changes in general national economic conditions or local market conditions, competition, patronage, and changes in market rates. Although many of the governments of the countries of the Far East have liberalized policies on international trade, foreign ownership and development, investment, and currency repatriation, increasing both international trade and investment accordingly, such policies might change unexpectedly. The Company will be effected by the rules and regulations regarding foreign ownership of real property. Such rules may change quickly and dramatically which may have an adverse impact on ownership and may result in a loss without recourse of property or assets of the Company. Hong Kong is in a period of transition from control over it by Great Britain to control by China. It is uncertain what changes may result from such transition in regard to business, foreign property ownership, restrictions on development, taxes or other factors.

INVESTMENT IN CHINA IN PARTICULAR

          Because certain of the projects of the Company may be located in China, the Company will be subject to the rules and restrictions governing China's political and economic and legal systems. Such regulations include among others, the following:

          Political and Economic System. Under its current leadership, the government of the People's Republic of China ("PRC") has been pursuing economic reform policies, which include the encouragement of private economic activity and greater economic decentralization. There can be no assurance, however, that the Chinese government will continue to pursue such policies, or that such policies will be successful if pursued. Changes in policies made by the Chinese government may result in new laws, regulations, or the interpretation thereof, confiscatory taxation, restrictions on imports, currency devaluations or the expropriation of private enterprise which may, in turn, adversely affect the Company. Furthermore, business operations in China can become subject to the risk of nationalization, which could result in the total loss of ownership and control of any assets or operations that may be developed by the Company in China. Also, economic development may be limited by the imposition of austerity measures intended to reduce inflation, the inadequate development of an infrastructure, and the potential unavailability of adequate power and water, transportation, communication networks, raw materials and parts.

          Legal System. The PRC's legal system is a civil law system based on written statutes. Unlike the common law system in the United States, decided legal cases in the PRC have little value as precedents. Furthermore, the PRC does not have a well-developed body of laws governing foreign enterprises. Definitive regulations and policies with respect to such matters as the permissible percentage of foreign investment and permissible rates of equity returns have not yet been published, statements regarding these evolving policies have been conflicting, and any such policies, as administered, are likely to be subject to broad interpretation and modification, perhaps on a case-by-case basis. As the legal system in the PRC develops with respect to such new forms of enterprise, foreign investors may be adversely affected by new laws, changes in existing laws (or interpretation thereof) and the preemption of provincial or local laws by national laws. The Company's operations in China, if any are developed of which there can be no assurance, will be subject to administrative review and approval by various national and local agencies of the PRC government. Management intends that the Company's operations will comply with applicable administrative requirements; however, there is no assurance that the Company will be able to timely obtain the necessary administrative approvals for any projects that the it determines to develop.

          Inflation/Economic Policies. In recent years, the Chinese economy has experienced periods of rapid growth and high rates of inflation, which have, from time to time, led to the adoption by the PRC government of various corrective measures designed to regulate growth and contain inflation. In 1995, China's overall inflation rate was estimated to be 14.8%, compared to 21.4% in 1994 and 13.2% in 1993. High inflation has in the past and may in the future cause the PRC government to impose controls on prices, or to take other action which could inhibit economic activity in China, which in turn could affect the Company's development or operations.


CURRENT TURMOIL IN ECONOMIC SYSTEMS OF COUNTRIES IN FAR EAST

          By the middle of 1997, many Asian countries, including, without limitation, South Korea, Japan, Malaysia, Thailand and the Philippines, had accumulated large external debt, with much investment in risky domestic projects, that were not earning sufficient foreign currency to repay the debt.
Most of such Asian countries' currencies were pegged to the dollar and had become overvalued as the value of the dollar rose. Asian exports had become less competitive, earning less foreign currency and speculators have become worried by these economic troubles creating large sales of domestic currencies. The Asian stock markets have reflected these economic troubles and have experienced dramatic drops in prices resulting in uncertainty of the stability of such markets. Between October 23, 1997 and October 28, 1997, the
Hong Kong stock market lost nearly 25% of its value as a result of fears over interest rates and pressures on the Hong Kong dollar. The International Monetary Fund has granted emergency loan relief to certain Asian countries in an attempt to stem the fall of such currencies. It is impossible to predict what the result of such economic unrest will be or what impact it will have on the ability of the Company to acquire or develop commercial real estate projects.

          Certain analysts believe that China's fundamental economic situation is different from that of those Asian countries currently experiencing such economic trouble. The value of China's currency is controlled by the Chinese government so a catastrophic decline in value is less likely to occur. Most investment in China is in plants and equipment, not short-term bonds, so a shortage of hard currency to pay foreign debts is not as likely. However, it is impossible to predict whether China will experience an economic downturn as a result of the current Asian economic turmoil or other internal banking and financing factors.

RISK FACTORS CONCERNING THE OFFERING

LIMITATION OF LIABILITY AND INDEMNIFICATION OF OFFICERS AND
DIRECTORS

          The Certificate of Incorporation and By-Laws of the Company provide that the Company shall indemnify its officers and directors against losses sustained or liabilities incurred which arise from any transaction in such officer's or director's respective managerial capacity unless such officer or director violates a duty of loyalty, did not act in good faith, engaged in intentional misconduct or knowingly violated the law, approved an improper dividend, or derived an improper benefit from the transaction. The Company's Certificate of Incorporation and By-Laws also provide for the indemnification by it of its officers and directors against any losses or liabilities incurred as a result of the manner in which such officers and directors operate the Company's business or conduct its internal affairs, provided that in connection with these activities they act in good faith and in a manner which they reasonably believe to be in, or not opposed to, the best interests of the Company, and their conduct does not constitute gross negligence, misconduct or breach of fiduciary obligations. SEE "MANAGEMENT-- Indemnification of Officers, Directors, Employees and Agents".

COMPANY'S STOCK SUBJECT TO PENNY STOCK REGULATION

          Penny stocks generally are equity securities with a price of less than $5.00 per share other than securities registered on certain national securities exchanges or quoted on the Nasdaq Stock Market, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The offering price of the Shares is less than $5.00 and the market price of the Shares, if such a market occurs and is sustained, may continue at a price less than $5.00. Thus the Company's Shares are subject to the "penny stock" rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse).

          For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a risk disclosure schedule prescribed by the Commission relating to the penny stock market. Such document must disclose the risks of investing in the penny stock market including (i) a description of the nature and risk involved in the penny stock market; (ii) a description of the duties of the broker-dealer to the customer and the rights and remedies available; (iii) an explanation of the name of "bid" and "ask" prices in the penny stock market; (iv) a description of all significant terms used in the risk disclosure document; and (v) a toll free number to provide information on disciplinary histories. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell the Company's securities.

SHARES AVAILABLE FOR RESALE WITHOUT ADDITIONAL CAPITAL
PURSUANT TO RULE 144

          All the issued and outstanding shares of the Company, to the extent not sold or transferred pursuant to this offering, are "restricted securities" as such term is defined in Rule 144 ("Rule 144") promulgated under the Securities Act of 1933 (the "1933 Act"). In general, under Rule 144, if adequate public information is available with respect to a company, a person who has satisfied a one year holding period as to his restricted securities or an affiliate who holds unrestricted securities may sell, within any three month period, a number of that company's shares that does not exceed the greater of one percent of the then outstanding shares of the class of securities being sold or the average weekly trading volume during the four calendar weeks prior to such sale. Sales of restricted securities by a person who is not an affiliate of the company (as defined in the 1933 Act) and who has satisfied a two year holding period may be made without any volume limitation. The outstanding restricted securities of the Company may become eligible for sale in the public market pursuant to Rule 144 without additional capital contribution to the Company. Possible or actual sales of the Company's outstanding Common Stock by all or some of the present stockholders may have an adverse effect on the market price of the Company's Shares should a public trading market develop.

REGISTRATION OR QUALIFICATION OF THE SECURITIES IN A LIMITED
NUMBER OF STATES

          The Company anticipates that a substantial portion of Shares will be sold to investors located outside the United States. The Company is registering the offer and sale of the Shares in California and New York. Purchasers of the Shares who are residents of the United States must be residents in one of the states in which the Shares are registered or qualified. The Company will not accept purchases from residents not located in states in which the Shares have been qualified or registered. The Company may not be able to obtain the anticipated offering amount due to this limited registration.

RESALES OF THE SHARES UNDER STATE SECURITIES LAWS--THE
NATIONAL SECURITIES MARKET IMPROVEMENT ACT OF 1996

          The National Securities Market Improvement Act of 1996
("NMSIA") limits the authority of states to impose restrictions upon sales of securities made pursuant to Sections 4(1) and 4(3) of the Securities Act of companies which file reports under Sections 13 or 15(d) of the Securities Exchange Act. Sales of the Shares in the secondary trading market will be made pursuant to Section 4(1) (sales other than by an issuer, underwriter or broker). It is anticipated that the Shares will be immediately eligible for resale in the secondary market.

RISK FACTORS REGARDING REAL ESTATE

REAL PROPERTY OWNERSHIP SUBJECT TO UNEXPECTED CHANGES

          The Company will be subject to the risks generally incident to the ownership of real estate, including changes in general economic or local conditions, changes in supply of or demand for similar or competing properties in an area, changes in interest rates and availability of permanent mortgage funds which may render the sale of a property difficult or unattractive, and changes in tax, real estate, environmental and zoning laws. Periods of high interest rates and tight money supply may make the sale of properties more difficult.

RISKS REGARDING DEVELOPMENT AND CONSTRUCTION OF UNIMPROVED
PROPERTIES

          The Company may invest some or all of the net proceeds available for investment in the acquisition and development of properties upon which it will develop and construct improvements. The Company may be subject to risks relating to the builder's ability to control construction costs or to build in conformity with plans, specifications and timetables and the ability of the builder or the Company to timely obtain the necessary building permits. Performance may also be affected or delayed by conditions beyond the builder's control. Additional risks may be incurred where the Company makes periodic progress payments or other advances to such builders prior to completion of construction. Factors such as those discussed above can result in increased costs of a project and a corresponding depletion of the Company's working capital reserves or loss of its investment.
Furthermore, the price to be paid for a property upon which improvements are to be constructed or completed, which price is normally agreed upon at the time of acquisition, of necessity must be based upon projections of rental income and expenses or fair market value of the property upon completion of construction which are not certain until after a number of months of actual operation.

CERTAIN ENVIRONMENTAL MATTERS MAY HINDER DEVELOPMENT

          The Company may invest in properties located in the United States or in other countries which have environmental laws impacting on real property, its development and its usage. Under various United States federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the cost of removal or remediation of hazardous or toxic substances on, under or in such property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require expenditures. Environmental laws provide for sanctions in the event of noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. In connection with the acquisition and ownership of the Company's properties, the Company may be potentially liable for such costs.

INVESTMENT IN FAR EAST MAY HAVE UNPREDICTABLE RISKS

          Investments by the Company will be subject to the risks incident to the ownership and operation of commercial real estate in the Far East, including China and Hong Kong. These include the risks of political unrest and war, which risks are dynamic and difficult to quantify. Investments by the Company also will be subject to risks normally associated with changes in general national economic conditions or local market conditions, competition for patronage, changes in market rental rates, and the need to periodically renovate and repair to maintain desirability, and to pay the costs thereof. Although many of the governments of the countries of the Far East have liberalized policies on international trade, investment, and currency repatriation, increasing both international trade and investment accordingly, such policies might change unexpectedly. The properties in which the Company intends to invest will be affected by the rules and regulations regarding foreign ownership of real estate and such rules may change quickly and dramatically which may have an adverse impact on such ownership. Hong Kong is in a period of transition from control over it by Great Britain to control by China. It is uncertain what changes may result from such transition in regard to business, foreign property ownership, restrictions on development, taxes or other factors.

COMPANY IS ABLE TO INCUR UNLIMITED DEBT

          There are no legal limitations as to the amount of debt the Company may incur in regard to the acquisition of Property or otherwise. The Company's ability to service the debt that it may incur in connection with such acquisition and development of Properties will be dependent on the Company's future performance, which will be affected by the success of such income properties, prevailing economic conditions, and financial, business and other factors, certain of which are beyond the Company's control.
Accordingly, no assurance can be given that the Company will maintain a level of operating cash flow that will permit it to service any future obligation and to satisfy financial covenants that may be contained in the credit instruments used for the acquisition of real properties. If the Company is unable to generate sufficient cash flow or is unable to refinance or extend such future outstanding indebtedness, it will have to adopt one or more alternatives, such as reducing or delaying planned expansion and capital expenditures, selling assets, restructuring debt or obtaining additional equity capital. There is no assurance that, if required, any of these strategies could be implemented on satisfactory terms. If the Company were unable to meet debt service requirements, the income properties could be transferred to any such mortgagee with a consequent loss of income and asset value to the Company. SEE "BUSINESS".

DELAYS AND OBSTACLES IN DEVELOPMENT OF PROPERTY

          The real estate development business involves significant risks in addition to those involved in the ownership and operation of Properties, including the risks that financing may not be available on favorable terms for development projects, that construction may not be completed on schedule (resulting in increased debt service expense and construction costs), that long-term financing may not be available on completion of construction, and that the Company will experience decreased revenue.

                                         DILUTION

          Investors in the Shares will experience immediate and substantial dilution of their securities. Dilution is the difference between the offering price and the net tangible book value per share of the Company's Common Stock immediately after the offering. "Net tangible book value" is determined by dividing the number of shares of Common Stock issued and outstanding into the net tangible value of the Company (tangible assets less liabilities).

          The following table illustrates the dilution of an investor in a Share:

          Public offering price per Share                          $ 1.00
          Net tangible book value per share before offering        $ .0001
          Net tangible book value per share after offering         $ .1056
          Increase per share                                       $ .1055
          Dilution to investors per Share                          $ .8944


                                Percentage               Percentage     Average
                                of            Consid-    of Total       Price
                                Outstanding   eration    Considera-     per
                   Number       Shares(1)     Paid       tion Paid      Share

Existing
  Shareholders     10,000,000     90%            $1,000       .01%      $0.0001
New Investors       1,000,000     10%         1,000,000     99.99%      $1.00
Total              11,000,000    100%        $1,001,000    100.00%

(1)       Assumes sale of all 1,000,000 Shares.

                                         BUSINESS

GENERAL

       The Company is a development stage company with no operations or revenues. Management of the Company has limited experience in real estate acquisition and development. The Company has been organized to engage in the acquisition, construction, operation and sale of commercial and industrial properties including those which are to be developed, under development or construction, are newly constructed or have been constructed and have operating histories. The Company will concentrate on properties located in China, Hong Kong, South Korea and other countries in the Far East and elsewhere as well as the United States. Decisions as to what type and which business opportunities to participate in will be made by management of the Company. Management believes that the close familiarity of certain of its officers and directors with business and economic conditions in Hong Kong and other areas in the Far East and elsewhere, and knowledge of the Chinese language, as well as the familiarity of certain of its officers and directors with the United States, the English language and, generally, the American and international business communities, will be useful in meeting the Company's business objectives.

          Since inception, the principal activity of the Company has been directed to organizational efforts. As of the date hereof, the Company has not entered into any other business activity. Company start-up costs have been provided by financing from the president of the Company, as disclosed in the financial statements herewith. No other initial financing has been obtained.

PLAN OF OPERATION

          The Company is a development stage company and Management has limited experience in commercial real estate acquisition and development. The Company was organized to engage in the acquisition, construction and/or operation of real property, and any and all business activities incidental thereto. Initially, the Company expects to seek out Properties in the Far East, including Hong Kong and China.
As of the date hereof, the Company has not acquired or entered into any definitive contracts to acquire any Properties. The Company expects to consider other areas in the Far East and elsewhere, including the United States, for development at such time as, in the opinion of Management, there are opportunities for the Company's involvement. The Company intends to seek out Properties that, in the opinion of Management, warrant the Company's involvement. The Company recognizes that, as a result of its limited financial, managerial and other resources, the number of available, suitable Properties from which to choose may be limited. Management believes that the proceeds from this Offering will be sufficient to use as a deposit for the acquisition or leasing of one or more properties which the Company may develop or manage. The Company may raise additional funds, as necessary, by borrowing from banks or other financing sources. The Company also anticipates that it may enter into joint venture arrangements with other entities which may supply additional funds for the acquisition or the development of specific properties or projects.

          The Company anticipates that it will have to raise funds in the next six months in order to acquire Properties. In general, Management intends to finance Properties through debt obligations such as mortgages at competitive market rates, debentures, and/or investors' equity. Management has contacted various sources through which financing may be arranged, and has met with and will continue to meet with potential private investors or lenders. The Company has not set a time frame within which its financing goals must be met, other than seeking to make the arrangements for financing at the earliest possible time. If such financing is arranged, repayment of debt and debenture obligations will be made from earnings from operations of the Properties and/or equity interest in the Company. The Company has not entered into any financial arrangements or joint venture arrangements with any banks or other financing sources and there is no assurance that such arrangements will be available to the Company on terms acceptable to it, if at all, when such additional funds are required. Such inability to obtain additional funds when required may severally limit the ability of the Company to acquire or develop any real property.

          The Company will minimize its cash requirements during the first twelve months of operation by deferring salaries to its officers until and if acquisition of one or more
Properties is accomplished. Incidental expenses of operation prior to acquisition of Properties will be provided by loans to the Company or purchases of stock from the Company by one or more of its current shareholders. There is no binding agreement pursuant to which the current shareholders must continue to make such loans or purchase stock.

          The Company's principal business objective is to seek long-term growth potential in the Properties in which it participates including developing the Properties as part of such long-term growth and for on-going income production, such as hotels or entertainment centers. There can be no assurance that any of Management's objectives or intentions will be met.

          The Company has not adopted a policy with respect to the amount or percentage of assets to be invested in any specific Property. Management of the Company will make the determination as to the amount of assets to be utilized for any specific Property at the time that such opportunity to acquire such Property is presented.

PROPERTIES

          The Company will seek to acquire and operate commercial and industrial properties, including without limitation, office buildings, shopping and office centers, hotels and entertainment centers, business and industrial parks and commercial and industrial properties, including properties which are under construction or development, are newly constructed, or have been constructed and have operating histories. All such properties may be acquired, developed and operated by the Company alone or jointly with another party. The Company may enter into one or more joint ventures with unrelated third parties or with entities affiliated with the officers or directors of the Company or one or more shareholders. As of the date of this Prospectus, the Company has neither purchased nor contracted to purchase any properties. Management anticipates that it will initially seek properties with small initial deposit requirements but with on-going or potential immediate revenue such as small size office buildings or hotels. The Company has not located any specific property and there is no assurance that it will be able to locate any properties suitable for acquisition or leasing.

EVALUATION OF BUSINESS OPPORTUNITIES

          The analysis of Properties will be undertaken by or under the supervision of Management of the Company. The Company intends to actively seek out Properties by various methods, including knowledge of its officers, directors and advisors, and business brokers, financial advisors and others. The Company may engage the services of professional firms that specialize in commercial real estate acquisitions and reorganizations. In certain circumstances, the Company may, in connection with an acquisition, agree to pay a finder's fee or other compensation to an investment banking firm or other person (who may or may not be affiliated with the Company) who submits to the Company a Property in which the Company participates. The Company has not yet entered into any contracts with any person incident to locating an Property. SEE "MANAGEMENT - Payment of Fees to Officers, Directors, Advisors and Affiliates."

          In analyzing prospective Properties, Management will, possibly with the help of consultants, consider such matters as the technical, financial and managerial resources available to develop the Property and to continue its operations once on-line; working capital and other financial requirements; history of operation, if any; prospects for the future; nature of present and expected competition; the quality and experience of management services which may be available and the depth of that management; the need for further research regarding such potential development;
specific risk factors not now foreseeable but which then may be anticipated to impact the proposed activities of the Company; the potential for growth or expansion; the potential for profit; the perceived public recognition or acceptance of the intended use of the Property, such as an entertainment center; name identification particularly for potential commercial development such as a hotel or shopping center;
and other relevant factors. These factors are merely illustrative of the types of factors that Management may consider in evaluating a potential acquisition. Wherever possible, Management of the Company will meet with management and other key personnel of the Properties as part of their investigation.

          Although these and other factors may be considered, to a large extent a decision to participate in a specific
Property will be difficult, if not impossible, to analyze through the application of objective criteria. In many instances, the performance history of a specific potential Property may not necessarily be indicative of its potential for future profitability because of various changing requirements of the marketplace and the ability of management to shift marketing approaches, expand and develop the property, change emphasis, and substitute new operating management.

          Any Properties in which the Company participates will present certain risks. Many of these risks cannot be adequately identified prior to selection of the specific
Property and purchasers in this offering must, therefore, depend on the ability of Management to identify and evaluate such risks.

          The Company may acquire one or more Properties that may be in the developmental stage, that may be in operation, or that may be in any other stage of development, including without significant revenues. There is a risk, even after the Company's participation in the Property and the related expenditure of the Company's limited funds, that a Property will still be unable to become a going concern or advance beyond the developmental stage and the Company may be required to contribute significant funds to maintain operations or finalize completion of a Property. The
Properties may involve market strategies new in certain geographic locations, such as video arcades or fast food outlets, which may not succeed. Such risks will be assumed by the Company and, therefore, its shareholders.

ACQUISITION OF PROPERTIES

          In acquiring a Property, it is possible that part of the consideration given by the Company will consist of the Company's Common Stock, although the Company may also use cash and/or debt. If the Company were to issue substantial additional securities for acquisitions, such issuance may dilute the value of shares held by investors, and might have an adverse effect on any trading market that may develop in the Company's securities in the future. If, in the acquisition of any given Property, the Company were to incur indebtedness that substantially changed the capital structure of the Company, the Company's shareholders would most likely be exposed to a greater risk of loss of their investment in the Company.

          Securities issued in any such transaction are likely to rely on exemptions from registration under applicable federal and state securities laws. In some circumstances, however, as a negotiated element of such a transaction, the Company may agree to register the securities either at the time the transaction is consummated or at specified times thereafter.
The issuance of substantial additional securities and their potential sale into any trading market which may develop in the Common Stock may have a depressive effect on such market.

          As part of the Company's investigation of potential Property, Management of the Company would expect to meet with management and developers of a Property, visit and inspect the Property, review plans, plats and permits, obtain independent analysis or verification of certain information, check references of such management and key personnel, and take other reasonable investigative measures to the extent of the Company's limited financial resources and Management expertise.

          Without additional financing (of which there is no assurance), the Company will not have sufficient funds to undertake any significant acquisition, construction, development, or marketing of Properties. In order to acquire and develop a significant Property, the Company may be required to either seek additional debt or equity financing or obtain funding from third parties. As a result, the Company may give up a portion of its interest in any acquired Property. There is no assurance that the Company will be able to obtain additional financing or to interest third parties in providing funding for the further construction, development, or marketing as to any Property acquired. The Company anticipates that it will originate debt in the form of mortgage loans or promissory notes in order to obtain financing for the acquisition and development of the Property. The Company has no restrictions in place regarding the type of mortgage loans that can be incurred nor the amount of such loans. Management understands that mortgage financing is not available through state banks of China and any such financing must be arranged through foreign banks outside China. Management may determine in its sole discretion the percentage of assets to be invested and the amount and type of debt to be incurred. The Company has determined no policy regarding its portfolio turnover rate nor has the Company placed limits upon the amount of debt that can be incurred or assumed. Management will utilize the depreciation method recommended by the accountants for any particular Property.

MANAGEMENT OF PROPERTY

          The Company's operations following its acquisition of a Property will be dependent on the nature of the Property. Management may develop and manage a property itself or may engage third-party developers or managers. The Company may enter into agreements with such third-parties to develop or manage the Property for a portion of the interest in the Property or by payment of a salary. Certain Property owned by the Company may be located overseas in which case
Management intends to utilize local companies or persons to manage a Property. It may be expected that the nature of particular Properties will present various risks to investors, certain of which have been generally summarized in this Prospectus.

BUSINESS ENVIRONMENT FOR PROPOSED PROPERTY

          Over the last several years, the Far East, including Hong Kong and China, has enjoyed an increasingly vigorous economy. Foreign investment in Far East has grown considerably in the last 10 years. China has allowed the establishment of foreign private enterprise and has encouraged development of China as a manufacturing and business center. However, China remains a communist country with tight governmental controls. There can be no assurance of the government's continued encouragement or permission of private investment in China. Nor can there be any assurance as to continued ownership of real property by foreign entities in China. As of June, 1997, Hong Kong was no longer under the control of Great Britain and became part of China. The Hong Kong government has been replaced with representatives of the government of China. Although representations have been made that business in Hong Kong will continue unchanged, it remains unclear what effect the transfer to China with have on the business community and environment in Hong Kong.

COMPETITION

          The Company will be a small participant among the firms that engage in the acquisition and development of Properties. There are many established companies that have substantially greater financial and personnel resources and technical expertise than the Company. In view of the Company's limited financial resources and limited Management experience, the Company may be at a competitive disadvantage compared to the Company's competitors.

FEDERAL INCOME TAXATION

             The Company does not intend to qualify as a "real estate investment trust" and will therefore be subject to Federal income tax as a regular, domestic corporation and its stockholders will be subject to tax in the same manner as stockholders of such a corporation. Distributions, if any, will generally be subject to tax as ordinary income to the extent of the Company's current and accumulated earnings and profits as determined for Federal income tax purposes. If the amount distributed exceeds a stockholder's allocable share of such earnings and profits, the excess will be treated as a return of capital to the extent of the stockholder's adjusted basis in the Common Stock, which will reduce the stockholder's basis in the Common Stock but not be subject to tax, and thereafter as a gain from the sale or exchange of a capital asset.

          The Company anticipates that the majority of the Shares will be sold to investors who are not residents or citizens of the United States. Dividends paid to non-United States resident/citizen shareholders out of earnings and profits will generally be subject to withholding of United States
Federal income tax at the rate of 30% unless reduced or eliminated by an applicable tax treaty or unless such dividends are treated as effectively connected with a United States trade or business. Distributions paid by the Company in excess of its earnings and profits will be treated as a tax-free return of capital to the extent of the holder's adjusted basis. Prospective investors are urged to consult their tax advisors regarding the United States Federal tax consequences of acquiring, holding and disposing of the Common Stock offered herein, as well as any tax consequences that may arise under the laws of any foreign, state, local or other taxing jurisdiction.

CONFLICT OF INTEREST

          Alan Kwong, Vice President and a director and shareholder of the Company, is president of a company involved in real estate development in the Far East. This company primarily acts as a finder for real estate transactions. Mr. Kwong may act as a finder for a project or projects suitable for development by the Company or other business entities which entities may present more favorable terms for acting as a finder. Mr. Kwong is the president, a director and shareholder of Global Pacific Enterprises, which, through its trustee corporation Central Ocean
International, Ltd., has entered into an initial joint venture agreement with a Chinese government-owned development company to develop "Royal Plaza", acommercial/residential/hotel complex site in the City of Chengdu, China. Global Pacific Enterprises is required to contribute approximately $6,000,000 to the joint venture project by mid-1998 in order to continue as a joint venturer in the project. Global Pacific Enterprises has filed a registration statement with the United States Securities and Exchange Commission to offer and sell its securities to pay the expenses of its search for such funding. If Global
Pacific Enterprises is unable to raise sufficient funds it may determine to seek alternate joint venture projects. Such projects may conflict with projects being sought by the Company.

          Mr. Kwong is the president of Diversified Holdings International, Inc., a Delaware corporation. Diversified Holdings has filed a Form 10-SB with the Securities and Exchange Commission for registration of its common stock under the Securities Exchange Act of 1934. Diversified Holdings is a blank check company which intends to seek and acquire an interest in a business entity.

                                      USE OF PROCEEDS

          The proceeds to the Company offered hereby will be $1,000,000 if the total number of offered Shares is sold.

          The Company intends to use approximately 85% of the proceeds for the acquisition of Property and the remaining 15% of the proceeds for administrative expenses, including analysis and review of potential acquisition Properties. Management believes that the proceeds from this Offering will be sufficient to use as a deposit for the acquisition or leasing of one or more properties which the Company may develop or manage. The Company may raise additional funds, as necessary, by borrowing from banks or other financing sources. The Company also anticipates that it may enter into joint venture arrangements with other entities which may supply additional funds for the acquisition or the development of specific properties or projects. The Company has not entered into any financial arrangements or joint venture arrangements with any banks or other financing sources and there is no assurance that such arrangements will be available to the Company on terms acceptable to it, if at all, when such additional funds are required. Such inability to obtain additional funds when required may severally limit the ability of the Company to acquire or develop any real property.

          The uses set forth above merely indicate the proposed use of offering proceeds, and actual expenditures may vary substantially, depending on various factors, some of which cannot now be predicted.


                                       THE OFFERING

          The offering consists of 1,000,000 shares of Common
Stock offered by the Company at $1.00 per Share.

          The Company is a recently formed Delaware corporation, without operations or revenues and with limited capital. The Company intends to build, manage, develop and acquire real property but has not selected any such property to date and the offering is deemed to be blind pool. SEE "THE COMPANY."


          The offering price of the Shares offered hereby is $1.00 per Share. The offering price of the Shares was determined arbitrarily by the Company and is not necessarily related to asset or book value, net worth or any other established criteria of value.

          If the Company is able to obtain a market maker for its securities, the Company intends to apply for admission to the NASD OTC Bulletin Board for the listing of the Shares. There can be no assurance that the Company will be able to locate a market maker that will sponsor its securities or that if so located that its securities will be accepted for listing on the NASD OTC Bulletin Board. The Company has no agreements or arrangements with any market makers to sponsor its securities for such listing. SEE "RISK FACTORS - Absence of Trading Market" and "DESCRIPTION OF SECURITIES--Admission to Quotation on the Nasdaq SmallCap Market or NASD OTC Bulletin Board".


                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                                 AND RESULTS OF OPERATIONS

          The Company is a newly organized development stage company, the objective of which is to acquire, develop, manage and sell as-yet unspecified real property. To date, the Company's efforts have been limited to organizational activities. The Company has no operations or revenues and Management has limited experience in commercial real estate acquisition or development.

LIQUIDITY AND CAPITAL RESOURCES OF ANTICIPATED OPERATIONS

          The Company has issued 10,000,000 shares of Common Stock for an aggregate purchase price of $1,000. Substantially all of the Company's working capital needs subsequent to this offering will be attributable to the identification, evaluation, selection and development of real estate projects. The Company may use the Shares registered herein or the proceeds of their sale to purchase and invest in real estate projects. The Company may also incur debt in the acquisition and development of real property.

          The Company has no operations and has not received any revenues. The Company anticipates that it will use the proceeds from the sale of the Shares to make a deposit for the acquisition of one or more real estate projects.
However, there is no assurance that any Shares will be sold.
If no Shares are sold, then the Company will not be able to make any cash deposits on any prospective projects and the Company would have to use debt financing or the issuance of Shares for such deposit. There is no assurance that any prospective project will accept Shares or debt financing as a deposit. In the event that no Shares are sold and Shares or debt financing is not available for deposits on prospective properties, the ability of the Company to undertake any operations would be severely curtailed.

          The Company anticipates that it will initially seek projects that provide immediate revenue return such as hotels or office centers. After identifying a real estate project and making a deposit thereon, the Company may additional sources of financing in order to complete the acquisition and development of the property. The Company may seek such financing from a bank using the property to obtain a mortgage, from a third-party joint venturer, or from the offering of additional equity or debt securities. The Company has no arrangements or commitments for any such financing and there is no assurance that it will be able to obtain such financing if and when necessary. In certain instances, the Company anticipates that it may determine to lease property in lieu of an acquisition. The Company intends to seek properties that will be attractive to lenders and that have a positive economic return.

POLICY WITH RESPECT TO BORROWING AND ISSUANCE OF SECURITIES

             The Company will likely require additional funds in order to make deposits on, acquire or lease one or more real estate properties. Management may use various methods to raise such funds including debt obligations such as loans from banks or other sources or debt securities and/or investors' equity. If financing is arranged, of which there can be no assurance, Management anticipates that repayment of debt and debenture obligations will be made from earnings from operations or sales of real property and/or equity interest in the Company. Management will attempt to locate properties that are attractive to banks in order to obtain mortgages on the property. The Company has not set a policy on the guidelines for the types or terms of any mortgage in which it may participate, but Management will seek to obtain the most favorable terms available and terms consistent with other comparable commercial real estate mortgages. The
Company has not established any ratio governing its equity to debt limits nor any limit upon the debt which may be incurred. If the Company were to incur indebtedness that substantially changed the capital structure of the Company, the Company's shareholders would most likely be exposed to a greater risk of loss of their investment in the Company.


          The Company may enter into joint venture relationships with unaffiliated third parties for completion of acquisition or development of a property. In such instance, the Company would likely share with such joint venturer any revenues received from the property. The Company may determine to issue additional securities, including either Common Stock or Preferred Stock for acquisition of a property. Any Preferred Stock issued by the Company may be designated with superior rights and preferences than those associated with the Common Stock. The Company has not established a limit on the amount of additional securities that it may issue. An issuance of additional securities may dilute the value of the Shares, and might have an adverse effect on any trading market that may develop in the Company's securities in the future.

          In certain instances, the Company may purchase the securities of another entity in order to acquire the assets of such entity. In such instance, the Company may use its securities in exchange for the securities of such entity or may acquire such securities by cash or debt.

POLICY WITH RESPECT TO CERTAIN ACTIVITIES

          The Company has not established a policy with respect to the following activities but in each instance Management does not anticipate engaging in any such transaction.
However, Management may determine at its discretion, without the vote or consent of shareholders, to engage in one or more of these transaction as the opportunity may present itself:

          Loans to other persons, including directors, officers or shareholders;
          Underwrite securities of other issuers;
          Purchase and sale of investments;
          Repurchase or reacquisition of its shares or other securities.

POLICY WITH RESPECT TO REAL ESTATE INVESTMENT

          The Company intends to acquire, develop, manage and, as opportunity presents itself, sell as-yet unspecified real property. The Company will primarily focus on commercial properties located in the Far East, including China and Hong Kong. The Company will initially seek properties that provide a revenue return such as hotels or office buildings.
The Company intends to acquire real property primarily for income purposes and anticipates that it will develop and manage commercial real estate properties for revenue return.
The Company has not determined any limits on the amount or percentage of assets which will be invested in any specific property, but Management expects to participate in several projects so as to provide a broader base for receipt of revenues.

                                       MANAGEMENT

OFFICERS AND DIRECTORS

      The officers and directors of the Company are as follows:

          Name                                         Title

          Bertha Huen                         President, Director

          Alan Kwong                          Vice President, Secretary,
                                              Treasurer, Director

          All directors of the Company hold office until the next annual meeting of shareholders or until their successors are elected and qualified. The By-laws permit the Board of Directors to fill any vacancy and such director may serve until the next annual meeting of shareholders or until a successor is elected and qualified.

          The principal occupation and business experience for each officer and director of the Company for at least the last five years are as follows:

          Bertha Huen, 48, serves as President and a director of the Company. Ms. Huen received a Bachelor's degree in Business Administration from Seattle University in 1972 and a Bachelor of Arts degree in Comparative Literature from the University of Washington in 1974. From 1972 to the present, Ms. Huen has been engaged by Kwong Fat Cheung Ivory & Mahjong Fty Ltd. ("Kwong Fat Cheung"), a family-owned Hong Kong elephant tusks trading and carved products company. Ms. Huen is Vice President of Kwong Fat Cheung and travels extensively through the Far East, China, Africa and elsewhere holding exhibitions and attending ivory trade fairs. Ms. Huen managed the factory operations, budgets and five retail stores located in New York and Hong Kong for Kwong Fat
Cheung. With the advent of restrictions on ivory, Kwong Fat Cheung has only one remaining retail store located in Hong
Kong. Since 1994, Ms. Huen has served as an independent agent and finder in locating funding, buyers or business opportunities for companies which pay commissions to Ms. Huen upon completion of such projects. From 1980, Ms. Huen assisted in establishing and managing activities of Hop
Cheung Corporation, a joint venture with China, manufacturing screws and cigarette lighters. Ms. Huen arranged for financing and managed factory activities at four locations. Prior to entering the business arena, Ms. Huen worked as a counselor in the Bilingual Department of a Seattle public school integrating Asian students into American society. Currently, Ms. Huen is the President of Africa Development
Co., a family owned company, where she manages and directs all the projects of the company including budgeting, negotiating, capital raising, and locating business opportunities.

          Alan Kwong, 37, serves as Vice President and a director of the Company. Mr. Kwong received his elementary and high school education in Hong Kong and obtained his Bachelor of Arts degree from the State University of New York in 1985 and his Masters of Arts degree in computer graphics from the New
York Institute of Technology in 1987. From 1987 to 1993, Mr. Kwong was the President of Pacific Star International Inc., a Seattle, Washington company engaged in project research and development in China. While President of Pacific Star, the company handled contract negotiations for various projects in China, a motorcycle factory in Shanghai, an automobile factory in Shenzhen, and various import and export transactions. From 1994 to the present, Mr. Kwong has been President of Global Pacific International, Inc., a Vancouver, British Columbia company engaged in real estate development in the Far East and elsewhere.

REMUNERATION

       No compensation has been paid to date by the Company to any of its officers. Directors and officers of the Company may receive compensation as determined by the Company from time to time by vote of the Board of Directors. Such compensation might be in the form of stock options.
Following commencement of Property operations, the Company expects to pay salaries to its officers, as may be determined by the Board of Directors. Directors may be reimbursed by the Company for expenses incurred in attending meetings of the Board of Directors.

PAYMENT OF FEES TO OFFICERS, DIRECTORS, ADVISORS AND AFFILIATES

          Under certain circumstances, the Company may pay fees to individuals or entities who are officers, directors, advisors or affiliates of the Company. The Company does not have any current intention of paying such fees. In the event, however, that an unsalaried affiliate arranged financing, or identified a subsequently acquired Property, in an arms length transaction that ordinarily would generate a "finders" fee, such a fee, calculated in a reasonable and customary manner, might be paid. In general, an "affiliate", as defined under federal securities law, is any person directly or indirectly controlling, controlled by, or under common control with, such other person, including any officer, director, partner or employee of such other person.

          No such payments have been made to date by the Company to any of its officers or directors. Officers and directors may receive compensation as determined by the Company from time to time by vote of the Board of Directors. All directors may be reimbursed for expenses incurred in attending meetings of the Board of Directors.

PAYMENT OF OFFERING COSTS BY OFFICERS AND DIRECTORS

          The offering costs, totalling $122,800 to date, have been paid by Bertha Huen and Alan Kwong, directors of the Company without recourse to the Company and without expectation of repayment. Ms. Huen and Mr. Kwong are also the President and Secretary/Treasurer, respectively, of the Company and its principal shareholders.

TIME DEVOTED TO COMPANY OPERATIONS

      Ms. Huen, President of the Company, is a United States citizens but spends approximately 70% of her time in Hong Kong where she maintains a residence with her husband, a permanent resident of Hong Kong. Ms. Huen anticipates devoting most of her working time to the affairs of the Company which she anticipates to be approximately 40 hours per week. In addition to the business of the Company, Mr. Alan Kwong, Vice President, Treasurer and Secretary of the Company, is involved in other business ventures. SEE "BUSINESS--Conflicts of Interest". Mr. Kwong anticipates devoting as much time as possible to the affairs of the Company which he currently anticipates as approximately 10 hours per week.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS WITH OFFICERS,
DIRECTORS AND PROMOTERS

          The two officers of the Company are also the two directors of the Company and the promoters of the Company and its anticipated projects. The two officers will not receive any consideration for their services as promoters of the Company, but anticipate receiving remuneration as officers of the Company and anticipate an increase in value of their securities as shareholders of the Company. There is no relationship between the two officers and directors of the Company. The officers of the Company have acted for the Company in its formation and have contributed initial funds for its formation. These funds were contributed without expectation of repayment. There are no other promoters or others who have acted for the Company or who expect or are entitled to receive any remuneration or other items of value from the Company.

POTENTIAL CONFLICTS OF INTEREST

          Mr. Kwong may act as a finder for a project or projects suitable for development by the Company or other business entities which entities may present more favorable terms for acting as a finder to Mr. Kwong and in which event Mr. Kwong may present such opportunities to such other business entities before presenting them to the Company. Mr. Kwong is a 60% partner in Central Ocean International, a Hong Kong company formed in 1993. Central Ocean International entered into an initial joint venture agreement with a Chinese government-owned development company to develop "Royal
Plaza", a commercial/residential/hotel complex site in the City of Chengdu, China. Global Pacific Enterprises, a
British Columbia corporation, was formed to raise capital and to develop Royal Plaza project. Mr. Kwong is the president, a director and 18% shareholder of Global Pacific Enterprises. Pursuant to the joint venture agreement, Global Pacific Enterprises is required to contribute approximately
$6,000,000 to the joint venture project by mid-1998 in order to continue as a joint venturer in the project.

          Global Pacific Enterprises has filed a registration statement with the United States Securities and Exchange Commission to offer and sell its securities to pay the expenses of its search for such funding. If Global Pacific Enterprises is unable to raise sufficient funds it may determine to seek alternate joint venture projects. Such projects may conflict with projects being sought by the Company. As the majority owner of Central Ocean International, Ltd., Mr. Kwong may be presented with real estate development or investment opportunities suitable for the Company as well as Central Ocean International. If such a conflict should arise, Mr. Kwong would use his best business judgment to present the opportunity to the entity most to likely to be able to participate in such an opportunity. Investors should be aware that if such a conflict were to arise, Mr. Kwong would be in a position to use his discretion without input from shareholder or other sources.

          Mr. Kwong is also the president of Diversified Holdings International, Inc., a Delaware corporation. Diversified Holdings has filed a Form 10-SB with the Securities and Exchange Commission for registration of its common stock under the Securities Exchange Act of 1934. Diversified
Holdings is a blank check company which intends to seek and acquire an interest in a business entity. Diversified
Holdings International, Inc. is seeking such a business entity in any business or industry and is not limited to any specific area. Diversified Holdings International, Inc. may acquire or merge with a real estate company but it is not seeking real estate development or acquisition projects.

EMPLOYMENT AGREEMENTS

          The Company has not entered into employment agreements with any of its officers or employees. All key employees serve in their positions until further action of the President of the Company or the Board of Directors.

INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS

          The Articles and Bylaws of the Company provide that the Company shall, to the fullest extent permitted by applicable law, as amended from time to time, indemnify all directors of the Company, as well as any officers or employees of the Company to whom the Company has agreed to grant indemnification.

          Section 145 of the Delaware General Corporation Law ("DGCL") empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers provided that this provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) arising under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

          The Delaware General Corporation Law provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation's by-laws, any agreement, vote of shareholders or otherwise.

             The effect of the foregoing is to require the Company to indemnify the officers and directors of the Company for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, MAY BE PERMITTED TO DIRECTORS, OFFICERS OR PERSONS CONTROLLING THE COMPANY PURSUANT TO THE FOREGOING PROVISIONS, IT IS THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION THAT SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS THEREFORE UNENFORCEABLE.

                              SECURITY OWNERSHIP OF CERTAIN
                             BENEFICIAL OWNERS AND MANAGEMENT

       The following table sets forth certain information as of the Effective Date of this Prospectus regarding the beneficial ownership of the Company's Common Stock by each officer and director of the Company and by each person who owns in excess of five percent of the Company's Common Stock.

                            Shares of
                            Common Stock     Percentage of Shares of Class
Name, Position              Beneficially     Owned Prior to       Owned After
and Address                 Owned            Offering             Offering

Bertha Huen,
Director, President         5,980,500        59.8%                 54.3%
Flat H, 14th Floor
Lu Shan Mansion,
5 Taikoo Shing Road
Hong Kong, China

Alan Kwong,
Director, Secretary         1,993,500        19.9%                 18.1%
Treasurer
6839 Southeast Cougar
   Mountain Highway
Bellevue, Washington 98006

Pierce Mill
Associates, Inc.(3)        1,500,000         13%                    12.5%
1504 R Street, NW
Washington, DC 20009

All Officers, Directors    7,974,000         79.7%                  72.4%
 as a Group (2 Persons)

(1)       Based upon 10,000,000 shares issued and outstanding.
(2) Based upon 11,000,000 shares issued and outstanding; assumes that none of the Warrants are exercised.
(3) Assumes exercise of the warrants for the purchase of 1,000,000 shares of Common Stock held by the named securityholder. Each warrant entitles the holder to purchase one share of the Company's common stock at a price equal to 75% of the average closing bid of the Common Stock on the last business day prior to the exercise for an exercise period of two years commencing on the date of effectiveness of the registration statement. If at the time of exercise no trading market has developed for the Common Stock and no trading prices are therefore available, then the warrants may be exercised at a price of $1.00 per share. Pierce Mill Associates, Inc. is a company owned and controlled by James M. Cassidy, a principal of the law firm which prepared the Registration Statement of which this prospectus is a part. The warrants are callable on thirty days notice by the Company at a redemption price of $.0001 per warrant, unless exercised by the holder during the call period.


                                 DESCRIPTION OF SECURITIES

AUTHORIZED CAPITAL

          The total number of authorized shares of stock of the Company is one hundred million (100,000,000) shares of Common
Stock having a par value of $.0001 per share and twenty million (20,000,000) shares of non-designated preferred shares.

INCORPORATION

          The Company was incorporated in the state of Delaware on August 8, 1997. The Company's certificate of incorporation, by-laws and corporate governance, including matters involving the issuance, redemption and conversion of securities, are subject to the provisions of the Delaware General Corporation Law, as amended and interpreted from time to time.

COMMON STOCK

          The Company's Articles of Incorporation authorize the issuance of 100,000,000 shares of Common Stock, $.0001 value per share, of which 10,000,000 shares were outstanding prior to the commencement of this offering of its securities.

          Holders of shares of Common Stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of Common Stock do not have cumulative voting rights. Holders of Common Stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefor. In the event of a liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. All of the outstanding shares of Common Stock are, and the shares of Common Stock offered by the Company pursuant to this offering will be, when issued and delivered, fully paid and non-assessable.

          Holders of Common Stock have no preemptive rights to purchase the Company's Common Stock. There are no conversion or redemption rights or sinking fund provisions with respect to the Common Stock.

             All outstanding shares of Common Stock are validly issued, fully paid and nonassessable, and all Shares to be sold and issued as contemplated hereby will be fully paid and nonassessable when sold in accordance with the terms hereof and pursuant to a valid and current prospectus. The Board of Directors is authorized to issue additional shares, on such terms and conditions and for such consideration as the Board may deem appropriate without further stockholder action.

WARRANTS

          The Company has issued warrants for the purchase of 1,000,000 shares of Common Stock. Each warrant entitles the holder to purchase one share of the Company's common stock at a price equal to 75% of the average closing bid of the Common Stock on the last business day prior to the exercise for an exercise period of two years commencing on the date of effectiveness of the registration statement. If at the time of exercise no trading market has developed for the Common Stock and no trading prices are therefore available, then the warrants may be exercised at a price of $1.00 per share.

PREFERRED STOCK

          The Company's Articles of Incorporation authorize the issuance of 20,000,000 shares of Preferred Stock, $.0001 par value per share, of which no shares were issued prior to the offer of the Shares herein. The Board of Directors is authorized to provide for the issuance of shares of Preferred Stock in series and, by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by the shareholders. Any shares of Preferred Stock so issued would have priority over the Common Stock with respect to dividend or liquidation rights. Any future issuance of Preferred Stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the shareholders and may adversely affect the voting and other rights of the holders of Common Stock. At present, the Company has no plans to issue any Preferred Stock nor adopt any series, preferences or other classification of Preferred Stock.

ADDITIONAL INFORMATION DESCRIBING STOCK

          The above descriptions concerning the Common Stock of the Company do not purport to be complete. Reference is made to the Company's Certificate of Incorporation and By-Laws which are included in the Registration Statement of which this Prospectus is a part and which are available for inspection at the Company's offices. Reference is also made to the applicable statutes of the State of Delaware for a more complete description concerning rights and liabilities of shareholders.

ADMISSION TO QUOTATION ON NASDAQ SMALLCAP MARKET OR NASD OTC
BULLETIN BOARD

          To qualify for admission to quotation on the Nasdaq SmallCap Market, an equity security must, in relevant summary, (1) be registered under the Securities Exchange Act of 1934; (2) have at least three registered and active market makers, one of which may be a market maker entering a stabilizing bid; (3) for initial inclusion, be issued by a company with $4,000,000 in net tangible assets, or $50,000,000 in market capitalization, or $750,000 in net income in two of the last three years (if operating history is less than one year than market capitalization must be at least $50,000,000); (4) have at a public float of at least 1,000,000 shares with a value of at least $5,000,000; (5) have minimum a bid price of $4.00 per share; and (6) have at least 300 beneficial shareholders.

          If a company's securities do not qualify for admission to quotation on the Nasdaq SmallCap Market they will trade over-the-counter until such future time, if any, at which the securities qualify for admission to quotation on the Nasdaq Stock Market and the Company then applies.

          The Company intends to apply for listing of the Shares on the NASD OTC Bulletin Board, but there can be no assurance that the Company will be able to obtain such listing. The over-the-counter market differs from national and regional stock exchanges in that it (1) is not cited in a single location but operates through communication of bids, offers and confirmations between broker-dealers and (2) securities admitted to quotation are offered by one or more broker-dealers rather than the "specialist" common to stock exchanges. To qualify for listing on the NASD OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor such a Company listing.

TRADING OF SHARES

          Other than the Warrants for the purchase of 1,000,000 shares of Common Stock described herein, there are no outstanding options or securities convertible into, the shares of the Company. The Company has not agreed with any shareholders, to register their shares for sale, other than for this registration. The Company does not have any other public offerings in process or proposed.

TRANSFER AGENT AND REGISTRAR

          The Company will initially be the registrar and transfer agent for the Shares.

REPORTS TO SHAREHOLDERS

          The Company will furnish to holders of the Shares annual reports containing audited financial statements examined and reported upon, and with an opinion expressed by, an independent certified public accountant. The Company may issue other unaudited interim reports to its shareholders as it deems appropriate.


                                   PLAN OF DISTRIBUTION

          The Company is offering 1,000,000 Shares at an offering price of $1.00 per Share. The Company may, without liability, accept or reject subscriptions, in whole or in part.

             The Company will attempt to locate an underwriter for the sale of its securities. As of the date hereof, the Company has not located any such underwriter and there can be no assurance that the Company will be able to locate an underwriter to sell its securities. In such event, the Shares will be offered on a "best efforts" basis through the Company's officers and directors. No sales commission will be paid to any officer or director of the Company. The
Company will reimburse its officers and directors for expenses incurred in connection with the offer and sale of the Shares. In order to comply with the applicable securities laws, if any, of certain states, the Shares will be offered or sold in such states through registered or licensed brokers or dealers in those states.

          The securities offered hereby involve certain investment risks. SEE "RISK FACTORS".

          Under applicable rules and regulations promulgated under the Exchange Act, any person engaged in a distribution of securities may not simultaneously bid for or purchase securities of the same class for a period of two business days prior to the commencement of such distribution.

          Certain officers and directors of the Company will pay, without recourse or obligation of repayment, the expenses incident to the registration of the securities herein
(including registration pursuant to the securities laws of certain states) other than commissions, expenses, reimbursements and discounts of underwriters, dealers or agents, if any.

                                      LEGAL MATTERS

LEGAL PROCEEDINGS

          The Company is not a party to any litigation and Management has no knowledge of any threatened or pending litigation against the Company.

LEGAL OPINION

          Cassidy & Associates, Washington, D.C. has given its opinion as attorneys-at-law that the Shares, when sold pursuant to the terms hereof and pursuant to a valid and current prospectus in which those shares are registered, will be fully paid and non-assessable. Pierce Mill Associates, Inc., a Delaware company owned and controlled by James M. Cassidy, a principal of Cassidy & Associates, is a shareholder of the Company. Pierce Mill Associates, Inc. is not affiliated with the Company and has had no relationship with the Company or any affiliate for the past three years other than as disclosed herein. James Cassidy, a principal of Cassidy & Associates, is the beneficial owner of the 500,000 shares of Common Stock and warrants to purchase 1,000,000 shares of Common Stock owned by Pierce Mill Associates, Inc.

                                          EXPERTS

          The financial statements in this Prospectus have been included in reliance upon the report of John P. MacLean, Certified Public Accountants, and upon the authority of such firm as expert in accounting and auditing.

                               INDEX TO FINANCIAL STATEMENTS

                          CENTURY INVESTMENTS INTERNATIONAL INC.
                               (A Development Stage Company)


                                   FINANCIAL STATEMENTS

                                           with

                    REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Report of Independent Certified Public Accountants                 F-2

Financial Statements:

          Assets                                                   F-3
          Stockholders' Equity                                     F-3

                                      JOHN P. MACLEAN
                                CERTIFIED PUBLIC ACCOUNTANT


                                    15701 Alameda Drive
                                   Bowie, Maryland 20716
                                       301/249-4900
                                     FAX  301/249-9296



REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Century Investments International Inc.

          I have audited the accompanying Balance Sheet of Century Investments International, Inc. as of February 28, 1998. This financial statement is the responsibility of the Corporation's management. My responsibility is to express an opinion on this financial statement based on my audit.

          I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

          In my opinion, the financial statement referred to above presents fairly, in all materials respects, the financial position of Century Investments International Inc.
as of February 28, 1998 in conformity with generally accepted accounting principles.


/s/ John P. MacLean, CPA, CFP
August 19, 1997

                          CENTURY INVESTMENTS INTERNATIONAL INC.

                                       Balance Sheet
                                     February 28, 1998


          ASSETS

                             Cash                                     $1,000

          Total assets                                                $1,000


          Shareholder Equity

                  Common Stock (10,000,000 shares
                  $.0001 par value)                      1,000


          Total Equity                                                $1,000


          SEE Auditor's Report

                          Century Investments International, Inc.

                               Notes to Financial Statement

Summary of Significant Accounting Policies

          A summary of the significant accounting policies consistently applied in the preparation of the accompanying financial statement follows:

(A) DESCRIPTION OF BUSINESS. The Company was organized August 8, 1997 for the purpose of engaging in any lawful business. The Company is in the development stage and operations have not commenced. The Company has selected the calendar year as its fiscal year.

(B) COMMON STOCK ISSUED.  The Company has authorized
10,000,000 shares of Common Stock having a par value of $.0001 per share, and 20,000,000 shares of preferred stock having a par value of $.0001 per share. As of February 28, 1998, 10,000,000 shares of common stock had been issued and were outstanding.

(C) Certain officers and directors of the Company have paid the offering costs of the Company without recourse or obligation of repayment by the Company. Payments for offering costs have totalled $122,800.

(D) Only a Balance Sheet is presented because there were no items of revenue or expense to report on an Income Statement.

(E) There are 1,000,000 warrants outstanding. Each warrant entitles the holder to purchase one share of the Company's common stock at a price equal to 75% of the average closing bid of the Common Stock on the last business day prior to the exercise for an exercise period of two years commencing on the date of effectiveness of the registration statement. If at the time of exercise no trading market has developed for the Common Stock and no trading prices are therefore available, then the warrants may be exercised at a price of $1.00 per share. The warrants are callable on thirty days notice by the Company at a redemption price of $.0001 per warrant, unless exercised by the holder during the call period.

  No dealer, salesman or any other person
has been authorized to give any information or to make any representations other than those contained in this prospectus, and, if given or made, such information or representations may not be relied on as having been authorized by the Company or by any of the Underwriters. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create an implication that there has been no change in the affairs of the Company since the date hereof. This
Prospectus does not constitute an offer to sell, or solicitation of any offer to buy, by any person in any jurisdiction in which it is unlawful for any such person to make such offer or solicitation. Neither the delivery of this Prospectus nor any offer, solicitation or sale made hereunder, shall under any circumstances create any implication that the information herein is correct as of any time subsequent to the date of the Prospectus.

                           ------------------------

                               TABLE OF CONTENTS
                                                                  Page

Prospectus Summary
The Company
Risk Factors
Dilution
Business
Use of Proceeds
The Offering
Management's Discussion and Analysis of
 Financial Condition and Results of
 Operations
Management
Security Ownership of Certain Beneficial
  Owners and Management
Description of Securities
Plan of Distribution
Legal Matters
Experts
Index to Financial Statements

                 Until 90 days after the release of
the registered securities from the Escrow
Account, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligations of dealers to deliver a Prospectus when Acting as underwriters and with respect to their unsold allotments or subscriptions.









                                CENTURY INVESTMENTS
                                 INTERNATIONAL INC.

                           1,000,000 Shares of Common Stock



















                                      ----------
                                      PROSPECTUS
                                      ----------




                                   April ____, 1998




                               =======================

                                          PART II

                        INFORMATION NOT REQUIRED IN THE PROSPECTUS


ITEM 31.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

          The following table sets forth the expenses in connection with this Registration Statement. All of such expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.

   Filing Fee - Securities and Exchange Commission             $ 303
   Fees and Expenses of Accountants                              500
   Fees and Expenses of Counsel                              120,000
   Blue Sky Fees and Expenses                                  1,000
   Printing and Engraving Expenses                               500
   Miscellaneous Expenses                                        500

          Total                                            $ 122,800 (1)


(1) These expenses have been or will be paid by certain officers and directors of the Company without recourse to the Company or any obligation of repayment.

ITEM 32.  SALES TO SPECIAL PARTIES

          The Company has sold securities to the following persons at a price below that offered to the public pursuant to this Registration Statement.

Date                   Shareholder         Number of Shares    Consideration

8/17/97            Thornbury Capital
                       Corporation         500,000               $50.00
8/17/97            Alan Kwong              1,993,500             199.35
8/17/97            Bertha Huen             5,980,500             598.05
11/20/97           Lo Tak Tong               400,000              40.00
11/20/97           Cheung Wai Man            500,000              50.00
11/20/97           Lilian Angelina Yip        50,000               5.00
11/20/97           Lee Hok Yee               120,000              12.00
11/20/97           Li Yun                    120,000              12.00
11/20/97           Lin Ze Yu                 120,000              12.00
11/20/97           Edward Huen               160,000              16.00
11/20/97           Lin Xi Shen                50,000               5.00
11/20/97           Huang Sui Sheng             1,000                .10
11/20/97           Fred Mandl                  5,000                .50


ITEM 33.  RECENT SALES OF UNREGISTERED SECURITIES

          As listed below, the Company issued shares of its Common Stock par value $.0001 per share to the following individuals or entities for the consideration as listed in cash. If any of these sales were made within the United States or to United States citizens or residents, such sales were made in reliance upon the exemption from registration provided by Rule 504 of Regulation D of the Securities Act of 1933, as amended.

Date               Shareholder          Number of Shares    Consideration

8/17/97            Thornbury Capital
                         Corporation           500,000            $50.00
8/17/97            Alan Kwong                1,993,500            199.35
8/17/97            Bertha Huen               5,980,500            598.05
11/20/97           Lo Tak Tong                 400,000             40.00
11/20/97           Cheung Wai Man              500,000             50.00
11/20/97           Lilian Angelina Yip          50,000              5.00
11/20/97           Lee Hok Yee                 120,000             12.00
11/20/97           Li Yun                      120,000             12.00
11/20/97           Lin Ze Yu                   120,000             12.00
11/20/97           Edward Huen                 160,000             16.00
11/20/97           Lin Xi Shen                  50,000              5.00
11/20/97           Huang Sui Sheng               1,000               .10
11/20/97           Fred Mandl                    5,000               .50

Subsequent to the date hereinabove, Thornbury Capital
Corporation sold its shares and warrants to Pierce Mill
Associates, Inc.  SEE "SECURITY OWNERSHIPS OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT".

ITEM 34.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

          The Company is incorporated in Delaware. Under Section 145 of the General Corporation Law of the State of Delaware, a Delaware corporation has the power, under specified circumstances, to indemnify its directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses incurred in any action, suit or proceeding.
The Certificate of Incorporation and the By-laws of the Company provide for indemnification of directors and officers to the fullest extent permitted by the General Corporation
Law of the State of Delaware.

          The General Corporation Law of the State of Delaware provides that a certificate of incorporation may contain a provision eliminating the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) of the
General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper
personal benefit.   The Company's Certificate of
Incorporation contains such a provision.

ITEM 36.  FINANCIAL STATEMENTS AND EXHIBITS

(a) The Company is a development stage company with no operations or revenues. The Company has filed its audited balance in the Prospectus contained in this Registration Statement.

(b)       Exhibits

3.1                Restated Certificate of Incorporation of Century
                     Investments International Inc.

3.2                By-Laws of the Company

4.1                Form of Common Stock Certificate

5.1**              Opinion of Cassidy & Associates

24.1**             Consent of Accountant

24.2**             Consent of Cassidy & Associates (included in Exhibit 5)

27*                Financial Data Schedule
---------------
**        Filed herewith.
*         To be filed by Amendment.


ITEM 37.  UNDERTAKINGS.

          The undersigned registrant hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (c)   The undersigned registrant hereby undertakes that:

         (i) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

         (ii) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                        SIGNATURES


          Pursuant to the requirements of the Securities Act of 1933, Century Investments International Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Amendment #3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hong Kong on the April 7, 1998.


                                     CENTURY INVESTMENTS INTERNATIONAL INC.


                                     By:  /s/ Bertha Huen
                                          Bertha Huen
                                          President



          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature              Title                              Date


/s/ Bertha Huen        Director, President                April 7, 1998
     Bertha Huen

/s/ Alan Kwong         Director, Secretary, Treasurer     April 8, 1998
     Alan Kwong